UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 15, 2008

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)
(203) 316-1111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On February 15, 2008, the Compensation Committee of the Board of Directors of Gartner, Inc. (the “Company” or “Gartner”) approved the following compensatory arrangements for the Company’s named executive officers (as most recently set forth in the Company’s proxy statement dated April 27, 2007); i.e., Eugene A. Hall (chief executive officer), Christopher J. Lafond (chief financial officer), Robert C. Patton (president, Gartner Consulting) (Mr. Patton’s employment with the Company terminated on February 17, 2008), Peter Sondergaard (senior vice president, research) and Lewis G. Schwartz (senior vice president, general counsel and corporate secretary) (the “NEOs”), as follows:
Certification of 2007 Performance Criteria for 2007 Long — Term Incentive Award
For purposes of calculating the final number of Restricted Stock Units (RSUs) awarded to NEOs on February 15, 2007 that are eligible to vest, on February 15, 2008 the Compensation Committee certified the achievement of the performance criteria for 2007 applicable to such RSUs, which was net Contract Value increase (NCVI), determined that 2007 NCVI was $92.6 million, and determined that 128.3% of the Target Number of RSUs are eligible to vest. The final number of RSUs awarded to each NEO on account of the 2007 Long-Term Incentive Award is set forth opposite his name below:

	Target RSUs (in	Actual RSUs (in
Name	thousands)	thousands)
Eugene A. Hall	179,214	229,932
Christopher J. Lafond	49,931	64,061
Robert C. Patton	24,965	32,030
Lewis G. Schwartz	24,965	32,030
Peter Sondergaard	24,965	32,030
2008 Bonus Plan. On February 15, 2008, the Compensation Committee approved Gartner’s 2008 Executive Performance Bonus Plan (the “Bonus Plan”) and established aggregate annual target bonus amounts that may be earned for fiscal year 2008 under the Bonus Plan by Messrs. Hall, Lafond, Sondergaard and Schwartz of $724,065, $251,561, $198,600 and $225,080, respectively. These amounts are target bonus amounts (100%), and the amounts of bonuses ultimately payable will range from 0% to 200% of target based upon the achievement in 2008 of certain company-wide goals relating to EBITDA and NVCI, and certification of such achievement by the Compensation Committee. These amounts represent 100% of base salary for Mr. Hall, and 60% of base salary for each of Messrs. Lafond, Sondergaard and Schwartz.
2008 Long — Term Incentive Award. On February 15, 2008, the Compensation Committee approved and made 2008 annual long-term incentive equity awards consisting of Stock Appreciation Rights (SARs) and Restricted Stock Units (RSUs) to the NEOs as follows:

Name	Number of SARs	Target Number of RSUs*
Eugene A. Hall	222,840	271,460
Christopher J. Lafond	62,110	75,662
Peter Sondergaard	31,017	37,784
Lewis G. Schwartz	31,017	37,784

*	Adjusted as described in the narrative below

     Stock Appreciation Rights. The Stock Appreciation Rights Agreements provide for the grant of a number of stock appreciation rights that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. Assuming continued service through each vesting date, the SARs vest in four equal annual installments commencing February 15, 2009. Upon payout of the shares, the recipient must pay a purchase price per share equal to the value of Gartner’s common stock on the date of grant ($18.10). The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding, unless the Company requires or otherwise permits the recipient to make alternative arrangements for payment of taxes due, satisfactory to the Company.
     Restricted Stock Units. The Restricted Stock Unit Agreements provide for the grant of a number of RSUs that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. The actual number of RSUs granted depends upon the achievement of certain targets set by the Compensation Committee relating to Gartner’s 2008 NCVI, and certification of such achievement by the Compensation Committee. The actual number of RSUs awarded may be between 0% and 200% of the target number depending on whether and the extent to which the targets are achieved. Assuming continued service through each vesting date, the RSUs vest in four equal annual installments commencing February 15, 2009. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding, unless the Company requires or otherwise permits the recipient to make alternative arrangements for payment of taxes due, satisfactory to the Company.
     Stockholder Rights. SAR and RSU recipients generally will not have any of the rights of a Gartner stockholder, including voting rights and the right to receive dividends and distributions, until after actual shares of Gartner common stock are issued in respect of the award, which is subject to prior satisfaction of the vesting and other criteria relating to such grants.
     The Forms of Stock Appreciation Right Agreement and Restricted Stock Unit Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Form of Stock Appreciation Right Agreement
10.2	Form of Restricted Stock Unit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: February 19, 2008	By:	/s/ Christopher J. Lafond

Christopher J. Lafond
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Form of Stock Appreciation Right Agreement
10.2	Form of Restricted Stock Unit Agreement